Perrigo Reports Record Fourth Quarter and Fiscal Year Revenue, Earnings and Cash Flow From Operations

- Full-year revenue from continuing operations increased $418 million, or 15%, to a record $3.2 billion.

- GAAP income from continuing operations for the full year increased 15% to $393 million, or $4.18 per diluted share.

- Adjusted income from continuing operations for the full year increased 25% to a record $469 million, or $4.99 per diluted share.

- Record full-year cash flow from operations of $513 million.

- Fiscal fourth quarter GAAP income from continuing operations increased 25% to $107 million, or $1.14 per diluted share, while adjusted income from continuing operations increased 27% to $121 million, or $1.28 per diluted share, as revenue increased $127 million, or 18%, to $832 million.

- Management expects full-year fiscal 2013 adjusted earnings per share to be in a range of $5.30 to $5.50 per diluted share, an increase of 6% to 10% from fiscal 2012's $4.99 per diluted share.

ALLEGAN, Mich., Aug. 16, 2012 /PRNewswire/ -- Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its fourth quarter and full year ended June 30, 2012.

(Logo: http://photos.prnewswire.com/prnh/20120301/DE62255LOGO )

Perrigo's Chairman and CEO Joseph C. Papa commented, "For the sixth straight year, we delivered year-over-year record sales and earnings while continuing to make investments in our facilities and production processes which we believe will further enhance our own already high standards of excellent product quality. During this fiscal year, we also announced the acquisition of CanAm Care to broaden our diabetes category offerings, multiple supply agreements for infant formula in China and numerous new product launches. The penetration of store brand share in the U.S. market continues to gain momentum as retailers and patients continue to turn to high quality, affordable alternatives for their healthcare needs. We look forward to another great year, with many new products in the pipeline across all segments."

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information.

The Company's reported results are summarized in the attached Consolidated Statements of Income, Balance Sheets and Cash Flows.

Perrigo Company (from continuing operations, in thousands, except per share amounts) (see the attached Table I for reconciliation to GAAP numbers)
	Fourth Quarter		Fiscal Year
	2012	2011	2012	2011
Net Sales	$831,767	$704,629	$3,173,249	$2,755,029
Reported Income	$107,050	$85,570	$392,974	$340,558
Adjusted Income	$120,946	$95,418	$469,375	$375,361
Reported Diluted EPS	$1.14	$0.91	$4.18	$3.64
Adjusted Diluted EPS	$1.28	$1.02	$4.99	$4.01
Diluted Shares	94,296	93,853	94,052	93,529

Fourth Quarter Results
Net sales for the fourth quarter of fiscal 2012 were approximately $832 million, an increase of 18% compared to last year. Excluding the charges outlined in Table I at the end of this release, fourth quarter fiscal 2012 adjusted income from continuing operations was $121 million, or $1.28 per diluted share, up from $95 million, or $1.02 per diluted share, a year ago.

Fiscal Year Results
Net sales from fiscal 2012 were $3.2 billion, an increase of 15% over fiscal 2011. The increase was driven primarily by $245 million of net sales attributable to the Paddock Labs and CanAm Care acquisitions and new product sales of $211 million, which excludes $6 million of new products launched by Paddock Labs. Reported gross profit was $1.1 billion, up 16%, and reported gross margin was 34.5%, slightly up from 34.3% last year. Adjusted gross profit was $1.2 billion, up 21%, and adjusted gross margin was 37.1%, up from 35.4% last year. The gross margin improvement was driven primarily by new products and the acquisition of Paddock Labs. Reported operating margin increased 10 basis points to 17.9%, and adjusted operating margin increased 200 basis points to 21.6%. Reported income from continuing operations was $393 million, an increase of 15%. Adjusted income from continuing operations was $469 million, or an increase of 25% from fiscal 2011.

Consumer Healthcare
Consumer Healthcare segment net sales in the fourth quarter were $484 million, compared with $434 million in the fourth quarter last year, an increase of $50 million or 12%. The increase resulted from increased sales of existing products of $30 million (primarily in the cough/cold, analgesics and smoking cessation categories), $26 million of new product sales (primarily in the gastrointestinal and dermatological care categories) and $10 million attributable to sales from the CanAm Care acquisition. These increases were partially offset by a decline in sales of existing products of $12 million, primarily in the gastrointestinal and contract categories, as well as a $4 million decline in sales due to unfavorable changes in foreign currency exchange rates. Reported gross profit was $150 million, compared to $133 million a year ago. Adjusted gross profit was $151 million compared to $134 million a year ago. Adjusted gross margin increased 20 basis points to 31.2%. Reported operating income was $79 million, compared with $74 million a year ago, and adjusted operating income was $82 million compared to $77 million a year ago. Adjusted operating margin decreased 100 basis points to 16.9% due to higher spending on sales and marketing promotions to support new product launches and the inclusion of expenses related to the CanAm Care acquisition.

For fiscal year 2012, Consumer Healthcare net sales increased $131 million or 8%, compared to fiscal 2011. The increase was due to new product sales of $102 million (mainly in the cough/cold, gastrointestinal, diabetes and dermatological care categories), an increase in existing product sales of $48 million (mainly in the cough/cold, feminine hygiene and smoking cessation categories) and $18 million in sales attributable to the CanAm Care acquisition. These increases were partially offset by a decline of $34 million in sales of existing products (mainly in the gastrointestinal, analgesics and contract manufacturing categories). Sales were negatively affected by approximately $4 million due to unfavorable changes in foreign currency exchange rates.

Nutritionals
The Nutritionals segment fourth quarter net sales were $135 million, compared to $123 million last year, an increase of 10%. This increase was due primarily to new product sales of $13 million (primarily in the infant formula category) attributable to retail shipments in advance of a planned July 1st shutdown of the Company's Vermont Plant to do an SAP conversion and to prepare for the installation of a new packaging line. Reported gross profit was $38 million, compared to $37 million a year ago. Reported operating income was $14 million, up from $12 million a year ago while the reported operating margin increased 60 basis points. Adjusted operating income increased to approximately $22 million, up from $18 million a year ago, as the adjusted operating margin increased 200 basis points to 16.3% due to the decision to restructure operations at the Company's Florida facility.

Net sales for fiscal 2012 decreased $2 million to $501 million compared to fiscal 2011. Existing product sales within the infant formula category were lower due to the absence of increased demand when a competitor's product returned to the market following a prior recall. In addition, the VMS product category net sales decreased by approximately $14 million due primarily to SKU rationalization as a result of increased competition. These decreases were partially offset by increased sales in the infant and toddler foods product category of $13 million.

Rx Pharmaceuticals
The Rx Pharmaceuticals segment fourth quarter net sales were $157 million, compared with $92 million a year ago, an increase of 70%. This increase was due to net sales of $58 million from the Paddock Labs acquisition and new product sales of $11 million. Reported gross profit was $74 million, compared to $50 million a year ago, while adjusted gross profit was $82 million, compared to $53 million a year ago. Reported gross margin decreased 730 basis points to 47.1%, while the adjusted gross margin decreased 510 basis points to 52.5%, due primarily to certain pre-launch production costs, relative product mix and production variances. Reported operating income was $54 million, an increase of $16 million from last year, and adjusted operating income was $64 million, compared to $41 million a year ago. Adjusted operating margin decreased 410 basis points from last year to 40.5%.

Net sales for fiscal 2012 increased 80%, or $274 million, compared to fiscal 2011 due to net sales of $228 million from the Paddock Labs acquisition, new product sales of $29 million and growth in the base business. Reported gross margin increased 20 basis points to 47.7%, and reported operating margin increased 120 basis points to 36.2% from a year ago. Adjusted gross margin increased 660 basis points to 57.3%, and adjusted operating margin increased 780 basis points to 46.0% from a year ago.

API
The API segment reported fourth quarter net sales of $38 million, compared with $37 million a year ago. Reported operating income increased $12 million to $18 million compared to last year, while adjusted operating income increased $11 million compared to $7 million last year. Reported operating margin increased 3,010 basis points to 46.8%, while the adjusted operating margin increased 2,870 basis points to 48.0%. The performance of the API segment was favorably impacted due to a commercial agreement with a customer to supply a generic product that was launched in the fourth quarter of fiscal 2012, which unexpectedly received 180-day exclusivity status.

Net sales for fiscal 2012 increased 6%, or $10 million, compared to fiscal 2011 due to $12 million of increased demand in the U.S. for fluticasone and $7 million of new product sales. The Company also recognized $4 million in sales due to the commercial agreement mentioned above. These increases were partially offset by pricing pressures on a key product of $8 million, along with a $2 million negative impact due to unfavorable changes in foreign currency exchange rates.

Other
Continuing operations for the Other category, consisting of the Israel Pharmaceutical and Diagnostic Products operating segment, reported fourth quarter net sales of $17 million compared with $18 million a year ago. The segment reported adjusted operating income of $0.6 million, flat to last year. Net sales for fiscal 2012 increased 9% to $73 million, up from $67 million a year ago. Adjusted operating income was $4 million compared to $3 million for fiscal 2011.

Guidance
Chairman and CEO Joseph C. Papa concluded, "We had strong performance and execution across our businesses during fiscal 2012. With macroeconomic tailwinds blowing in our favor, we look to build on that success in fiscal 2013."

The Company expects fiscal 2013 reported earnings from continuing operations to be between $4.77 and $4.97 per diluted share as compared to $4.18 in fiscal 2012. Excluding the charges outlined in Table III at the end of this release, the Company expects fiscal 2013 adjusted earnings to be between $5.30 and $5.50 per diluted share as compared to $4.99 in fiscal 2012. This new range implies a year-over-year growth rate in adjusted earnings of 6% to 10% over fiscal 2012's adjusted earnings from continuing operations per diluted share.

Perrigo will host a conference call to discuss fiscal fourth quarter and fiscal year 2012 results at 10:00 a.m. (ET) on Thursday, August 16, 2012. The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737, and reference ID# 10926008. A taped replay of the call will be available beginning at approximately 2:00 p.m. (ET) Thursday, August 16, 2012, until midnight Friday, September 7, 2012. To listen to the replay, call 855-859-2056, International 404-537-3406, access code 10926008.

From its beginnings as a packager of generic home remedies in 1887, Allegan, Michigan-based Perrigo Company has grown to become a leading global provider of quality, affordable healthcare products. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, dietary supplements and active pharmaceutical ingredients (API). The Company is the world's largest manufacturer of OTC pharmaceutical products for the store brand market. The Company's primary markets and locations of logistics operations have evolved over the years to include the United States, Israel, Mexico, the United Kingdom, India, China and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 30, 2012, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

		Fiscal Year
	2012	2011	2010
Net sales	$3,173,249	$2,755,029	$2,268,150
Cost of sales	2,077,651	1,810,159	1,521,917
Gross profit	1,095,598	944,870	746,233
Operating expenses
Distribution	39,122	34,684	28,322
Research and development	105,774	89,250	83,515
Selling and administration	372,721	329,698	269,974
Subtotal	517,617	453,632	381,811
Write-off of in-process research and development	-	-	19,000
Restructuring	8,755	1,033	9,523
Total	526,372	454,665	410,334
Operating income	569,226	490,205	335,899
Interest, net	60,736	42,312	28,415
Other income, net	(3,499)	(2,661)	(1,165)
Income from continuing operations before income taxes	511,989	450,554	308,649
Income tax expense	119,015	109,996	84,215
Income from continuing operations	392,974	340,558	224,434
Income (loss) from discontinued operations, net of tax	8,639	(1,361)	(635)
Net income	$401,613	$339,197	$223,799
Earnings (loss) per share (1)
Basic
Continuing operations	$4.22	$3.69	$2.46
Discontinued operations	0.09	(0.01)	(0.01)
Basic earnings per share	$4.31	$3.67	$2.45
Diluted
Continuing operations	$4.18	$3.64	$2.42
Discontinued operations	0.09	(0.01)	(0.01)
Diluted earnings per share	$4.27	$3.63	$2.41
Weighted average shares outstanding
Basic	93,219	92,313	91,399
Diluted	94,052	93,529	92,845
Dividends declared per share	$0.3100	$0.2725	$0.2425

(1) The sum of individual per share amounts may not equal due to rounding.

See accompanying notes to consolidated financial statements.

PERRIGO COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2012	June 25, 2011
Assets
Current assets
Cash and cash equivalents	$602,489	$310,104
Accounts receivable, net	572,582	477,851
Inventories	547,455	505,576
Current deferred income taxes	45,738	30,474
Income taxes refundable	1,047	370
Prepaid expenses and other current assets	26,610	50,350
Current assets of discontinued operations	-	2,568
Total current assets	1,795,921	1,377,293
Property and equipment
Land	40,376	39,868
Buildings	343,279	324,773
Machinery and equipment	735,182	641,157
	1,118,837	1,005,798
Less accumulated depreciation	(540,487)	(498,490)
	578,350	507,308

Goodwill and other indefinite-lived intangible assets	820,122	644,902
Other intangible assets, net	729,253	567,573
Non-current deferred income taxes	13,444	10,531
Other non-current assets	86,957	81,614
	$4,024,047	$3,189,221

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$317,341	$343,278
Short-term debt	90	2,770
Payroll and related taxes	89,934	81,455
Accrued customer programs	116,055	91,374
Accrued liabilities	76,406	57,514
Accrued income taxes	12,905	10,551
Current portion of long-term debt	40,000	15,000
Current liabilities of discontinued operations	-	4,093
Total current liabilities	652,731	606,035
Non-current liabilities
Long-term debt, less current portion	1,329,235	875,000
Non-current deferred income taxes	24,126	10,601
Other non-current liabilities	165,310	166,598
Total non-current liabilities	1,518,671	1,052,199
Shareholders' Equity
Controlling interest:
Preferred stock, without par value, 10,000 shares authorized	-	-
Common stock, without par value, 200,000 shares authorized	504,708	467,661
Accumulated other comprehensive income	39,404	127,050
Retained earnings	1,306,925	934,333
	1,851,037	1,529,044
Noncontrolling interest	1,608	1,943
Total shareholders' equity	1,852,645	1,530,987
	$4,024,047	$3,189,221

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$2,556	$7,837
Working capital	$1,143,190	$772,783
Preferred stock, shares issued and outstanding	-	-
Common stock, shares issued and outstanding	93,484	92,778

See accompanying notes to consolidated financial statements.

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

Fiscal Year
	2012	2011	2010
Cash Flows (For) From Operating Activities
Net income	$401,613	$339,197	$223,799
Adjustments to derive cash flows
Write-off of in-process research and development	-	-	19,000
Gain on sale of pipeline development projects	(3,500)	-	-
(Gain) loss on sale of business	(8,639)	2,151	(750)
Restructuring and asset impairment	8,668	1,033	9,523
Depreciation and amortization	135,323	102,941	74,104
Share-based compensation	18,973	15,355	14,696
Income tax benefit from exercise of stock options	(1,796)	(623)	(1,302)
Excess tax benefit of stock transactions	(12,893)	(17,193)	(9,860)
Deferred income taxes	27,476	(56,140)	(16,073)
Subtotal	565,225	386,721	313,137
Changes in operating assets and liabilities, net of asset and business acquisitions and disposition
Accounts receivable	(49,349)	(107,235)	(21,766)
Inventories	5,353	(30,416)	(32,217)
Accounts payable	(23,555)	57,804	(1,558)
Payroll and related taxes	4,988	616	30,917
Accrued customer programs	(1,568)	31,440	5,142
Accrued liabilities	4,203	(32,335)	7,451
Accrued income taxes	13,746	56,216	26,310
Other	(5,667)	11,150	4,947
Subtotal	(51,849)	(12,760)	19,226
Net cash from operating activities	513,376	373,961	332,363
Cash Flows (For) From Investing Activities
Acquired research and development	-	-	(19,000)
Acquisitions of businesses, net of cash acquired	(582,329)	2,624	(868,802)
Additions to property and equipment	(120,192)	(99,443)	(57,816)
Proceeds from sale of intangible assets and pipeline development projects	10,500	-	-
Proceeds (return of consideration) from sale of business	8,639	(3,558)	35,980
Acquisitions of assets	(750)	(10,750)	(10,262)
Proceeds from sales of securities	-	560	-
Net cash for investing activities	(684,132)	(110,567)	(919,900)
Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	(2,680)	(6,230)	(8,771)
Borrowings of long-term debt	1,089,235	150,000	625,000
Repayments of long-term debt	(610,000)	(195,000)	(165,000)
Deferred financing fees	(5,097)	(5,483)	(5,813)
Excess tax benefit of stock transactions	12,893	17,193	9,860
Issuance of common stock	11,621	14,341	21,444
Repurchase of common stock	(8,236)	(8,308)	(71,088)
Cash dividends	(29,021)	(25,303)	(22,329)
Net cash from (for) financing activities	458,715	(58,790)	383,303
Effect of exchange rate changes on cash	4,426	(4,265)	(3,643)
Net increase (decrease) in cash and cash equivalents	292,385	200,339	(207,877)
Cash and cash equivalents of continuing operations, beginning of period	310,104	109,765	317,638
Cash balance of discontinued operations, beginning of period	-	-	4
Cash and cash equivalents, end of period	$602,489	$310,104	$109,765

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the year for:
Interest paid	$53,694	$47,455	$53,557
Interest received	$3,989	$3,726	$21,392
Income taxes paid	$82,338	$115,627	$77,420
Income taxes refunded	$910	$1,440	$1,433

See accompanying notes to consolidated financial statements.

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME
(in thousands, except per share amounts)

			Accumulated
	Common Stock		Other
	Issued		Comprehensive	Comprehensive	Retained
	Shares	Amount	Income (Loss)	Income (Loss)	Earnings
Balance at June 27, 2009	92,209	$452,243	$44,894	$52,992	$418,969
Net income	-	-	-	223,799	223,799
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial
instruments, net of $898 tax	-	-	1,668	1,668	-
Foreign currency translation adjustments	-	-	(2,362)	(2,362)	-
Change in fair value of investment securities	-	-	(568)	(568)	-
Post-retirement liability adjustments, net of $233 tax	-	-	(432)	(432)	-
Issuance of common stock under:
Stock options	1,347	21,444	-	-	-
Restricted stock plan	200	-	-	-	-
Compensation for stock options	-	3,854	-	-	-
Compensation for restricted stock	-	10,842	-	-	-
Cash dividends, $0.2425 per share	-	-	-	-	(22,329)
Tax effectfrom stock transactions	-	11,162	-	-	-
Repurchases of common stock	(2,062)	(71,088)	-	-	-
Balance at June 26, 2010	91,694	428,457	43,200	222,105	620,439
Net income	-	-	-	339,197	339,197
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial
instruments, net of $425 tax	-	-	(790)	(790)	-
Foreign currency translation adjustments	-	-	81,691	81,691	-
Change in fair value of investment securities	-	-	3,110	3,110	-
Post-retirement liability adjustments, net of $87 tax	-	-	(161)	(161)	-
Issuance of common stock under:
Stock options	781	14,341	-	-	-
Restricted stock plan	445	-	-	-	-
Compensation for stock options	-	3,794	-	-	-
Compensation for restricted stock	-	11,561	-	-	-
Cash dividends, $0.2725 per share	-	-	-	-	(25,303)
Tax effectfrom stock transactions	-	17,816	-	-	-
Repurchases of common stock	(142)	(8,308)	-	-	-
Balance at June 25, 2011	92,778	467,661	127,050	423,047	934,333
Net income	-	-	-	401,613	401,613
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial
instruments, net of $5,065 tax	-	-	(9,406)	(9,406)	-
Foreign currency translation adjustments	-	-	(76,656)	(76,656)	-
Change in fair value of investment securities	-	-	(1,033)	(1,033)	-
Post-retirement liability adjustments, net of $297 tax	-	-	(551)	(551)	-
Issuance of common stock under:
Stock options	519	11,621	-	-	-
Restricted stock plan	277	-	-	-	-
Compensation for stock options	-	5,009	-	-	-
Compensation for restricted stock	-	13,964	-	-	-
Cash dividends, $0.3100 per share	-	-	-	-	(29,021)
Tax effectfrom stock transactions	-	14,689	-	-	-
Repurchases of common stock	(90)	(8,236)	-	-	-
Balance at June 30, 2012	93,484	$504,708	$39,404	$313,967	$1,306,925

See accompanying notes to consolidated financial statements.

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 831,767	$ -		$ 831,767	$ 704,629	$ -		$ 704,629	18%	18%
Cost of sales	537,896	13,446	(a)	524,450	462,295	8,392	(a)	453,903	16%	16%
Gross profit	293,871	13,446		307,317	242,334	8,392		250,726	21%	23%

Operating expenses
Distribution	9,582	-		9,582	8,962	-		8,962	7%	7%
Research and development	27,038	750	(b)	26,288	23,408	-		23,408	16%	12%
Selling and administration	94,641	5,034	(a)	89,607	85,645	4,854	(a,e)	80,791	11%	11%
Restructuring	1,674	1,674	(c)	-	1,033	1,033	(c)	-	62%	-
Total	132,935	7,458		125,477	119,048	5,887		113,161	12%	11%

Operating income	160,936	20,904		181,840	123,286	14,279		137,565	31%	32%
Interest, net	15,874	-		15,874	10,594	-		10,594	50%	50%
Other expense (income), net	722	-		722	(716)	-		(716)	-	-
Income from continuing operations before income taxes	144,340	20,904		165,244	113,408	14,279		127,687	27%	29%
Income tax expense	37,290	7,008	(d)	44,298	27,838	4,431	(d)	32,269	34%	37%
Income from continuing operations	$ 107,050	$ 13,896		$ 120,946	$ 85,570	$ 9,848		$ 95,418	25%	27%

Diluted earnings per share from continuing operations	$ 1.14			$ 1.28	$ 0.91			$ 1.02	25%	25%

Diluted weighted average shares outstanding	94,296			94,296	93,853			93,853

Selected ratios as a percentage of net sales
Gross profit	35.3%			36.9%	34.4%			35.6%
Operating expenses	16.0%			15.1%	16.9%			16.1%
Operating income	19.3%			21.9%	17.5%			19.5%

	Fiscal Year Ended
Consolidated	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 3,173,249	$ -		$ 3,173,249	$ 2,755,029	$ -		$ 2,755,029	15%	15%
Cost of sales	2,077,651	82,243	(a,f)	1,995,408	1,810,159	30,663	(a)	1,779,496	15%	12%
Gross profit	1,095,598	82,243		1,177,841	944,870	30,663		975,533	16%	21%

Operating expenses
Distribution	39,122	-		39,122	34,684	-		34,684	13%	13%
Research and development	105,774	(2,750)	(b,g)	108,524	89,250	-		89,250	19%	22%
Selling and administration	372,721	29,110	(a,h)	343,611	329,698	19,358	(a,i)	310,340	13%	11%
Restructuring	8,755	8,755	(c)	-	1,033	1,033	(c)	-	748%	-
Total	526,372	35,115		491,257	454,665	20,391		434,274	16%	13%

Operating income	569,226	117,358		686,584	490,205	51,054		541,259	16%	27%
Interest, net	60,736	-		60,736	42,312	-		42,312	44%	44%
Other income, net	(3,499)	-		(3,499)	(2,661)	-		(2,661)	31%	31%
Income from continuing operations before income taxes	511,989	117,358		629,347	450,554	51,054		501,608	14%	25%
Income tax expense	119,015	40,957	(d)	159,972	109,996	16,251	(d)	126,247	8%	27%
Income from continuing operations	$ 392,974	$ 76,401		$ 469,375	$ 340,558	$ 34,803		$ 375,361	15%	25%

Diluted earnings per share from continuing operations	$ 4.18			$ 4.99	$ 3.64			$ 4.01	15%	24%

Diluted weighted average shares outstanding	94,052			94,052	93,529			93,529

Selected ratios as a percentage of net sales
Gross profit	34.5%			37.1%	34.3%			35.4%
Operating expenses	16.6%			15.5%	16.5%			15.8%
Operating income	17.9%			21.6%	17.8%			19.6%

(a) Deal-related amortization
(b) Net charge related to acquired R&D and proceeds from sale of IPR&D projects
(c) Restructuring charges related to Florida
(d) Total tax effect for non-GAAP pre-tax adjustments
(e) Acquisition costs of $832
(f) Inventory step-up of $27,179
(g) Proceeds from sale of pipeline development projects of $3,500
(h) Acquisition-related and severance costs of $9,381
(i) Acquisition costs of $3,243

Table II
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three Months Ended
Consumer Healthcare	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 483,982	$ -		$ 483,982	$ 433,813	$ -		$ 433,813	12%	12%
Cost of sales	333,925	1,008	(a)	332,917	300,429	1,031	(a)	299,398	11%	11%
Gross profit	150,057	1,008		151,065	133,384	1,031		134,415	13%	12%
Operating expenses	70,746	1,419	(a)	69,327	59,204	2,265	(a,b)	56,939	19%	22%
Operating income	$ 79,311	$ 2,427		$ 81,738	$ 74,180	$ 3,296		$ 77,476	7%	6%

Selected ratios as a percentage of net sales
Gross profit	31.0%			31.2%	30.7%			31.0%
Operating expenses	14.6%			14.3%	13.6%			13.1%
Operating income	16.4%			16.9%	17.1%			17.9%

	Fiscal Year Ended
Consumer Healthcare	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 1,815,788	$ -		$ 1,815,788	$ 1,684,938	$ -		$ 1,684,938	8%	8%
Cost of sales	1,255,595	4,046	(a)	1,251,549	1,153,548	3,445	(a)	1,150,103	9%	9%
Gross profit	560,193	4,046		564,239	531,390	3,445		534,835	5%	5%
Operating expenses	264,540	5,267	(a)	259,273	238,293	5,975	(a,b)	232,318	11%	12%
Operating income	$ 295,653	$ 9,313		$ 304,966	$ 293,097	$ 9,420		$ 302,517	1%	1%

Selected ratios as a percentage of net sales
Gross profit	30.9%			31.1%	31.5%			31.7%
Operating expenses	14.6%			14.3%	14.1%			13.8%
Operating income	16.3%			16.8%	17.4%			18.0%

	Three Months Ended
Nutritionals	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 135,335	$ -		$ 135,335	$ 123,130	$ -		$ 123,130	10%	10%
Cost of sales	96,963	3,021	(a)	93,942	85,668	3,000	(a)	82,668	13%	14%
Gross profit	38,372	3,021		41,393	37,462	3,000		40,462	2%	2%
Operating expenses	24,583	5,289	(a,c)	19,294	25,596	2,789	(a)	22,807	(4)%	(15)%
Operating income	$ 13,789	$ 8,310		$ 22,099	$ 11,866	$ 5,789		$ 17,655	16%	25%

Selected ratios as a percentage of net sales
Gross profit	28.4%			30.6%	30.4%			32.9%
Operating expenses	18.2%			14.3%	20.8%			18.5%
Operating income	10.2%			16.3%	9.6%			14.3%

	Fiscal Year Ended
Nutritionals	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 501,026	$ -		$ 501,026	$ 503,349	$ -		$ 503,349	(0)%	(0)%
Cost of sales	371,292	14,913	(a)	356,379	343,997	11,999	(a)	331,998	8%	7%
Gross profit	129,734	14,913		144,647	159,352	11,999		171,351	(19)%	(16)%
Operating expenses	96,711	23,217	(a,d)	73,494	91,312	11,173	(a)	80,139	6%	(8)%
Operating income	$ 33,023	$ 38,130		$ 71,153	$ 68,040	$ 23,172		$ 91,212	(51)%	(22)%

Selected ratios as a percentage of net sales
Gross profit	25.9%			28.9%	31.7%			34.0%
Operating expenses	19.3%			14.7%	18.1%			15.9%
Operating income	6.6%			14.2%	13.5%			18.1%

	Three Months Ended
Rx Pharmaceuticals	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 156,975	$ -		$ 156,975	$ 92,467	$ -		$ 92,467	70%	70%
Cost of sales	83,019	8,532	(a)	74,487	42,155	2,923	(a)	39,232	97%	90%
Gross profit	73,956	8,532		82,488	50,312	2,923		53,235	47%	55%
Operating expenses	19,650	750	(e)	18,900	12,039	-		12,039	63%	57%
Operating income	$ 54,306	$ 9,282		$ 63,588	$ 38,273	$ 2,923		$ 41,196	42%	54%

Selected ratios as a percentage of net sales
Gross profit	47.1%			52.5%	54.4%			57.6%
Operating expenses	12.5%			12.0%	13.0%			13.0%
Operating income	34.6%			40.5%	41.4%			44.6%

(a) Deal-related amortization
(b) Restructuring charges of $1,033 related to Florida
(c) Restructuring charges of $1,674 related to Florida
(d) Restructuring charges of $8,755 related to Florida
(e) Net charge related to acquired R&D and proceeds from sale of IPR&D projects
(f) Inventory step-up of $27,179
(g) Proceeds from sale of pipeline development projects of $3,500
(h) Severance costs of $3,755

Table II (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Fiscal Year Ended
Rx Pharmaceuticals	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 617,389	$ -		$ 617,389	$ 343,717	$ -		$ 343,717	80%	80%
Cost of sales	323,115	59,607	(a,f)	263,508	180,345	10,958	(a)	169,387	79%	56%
Gross profit	294,274	59,607		353,881	163,372	10,958		174,330	80%	103%
Operating expenses	71,076	1,005	(e,g,h)	70,071	43,008	-		43,008	65%	63%
Operating income	$ 223,198	$ 60,612		$ 283,810	$ 120,364	$ 10,958		$ 131,322	85%	116%

Selected ratios as a percentage of net sales
Gross profit	47.7%			57.3%	47.5%			50.7%
Operating expenses	11.5%			11.3%	12.5%			12.5%
Operating income	36.2%			46.0%	35.0%			38.2%

	Three Months Ended
API	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 38,435	$ -		$ 38,435	$ 36,817	$ -		$ 36,817	4%	4%
Cost of sales	12,462	482	(a)	11,980	21,887	976	(a)	20,911	(43)%	(43)%
Gross profit	25,973	482		26,455	14,930	976		15,906	74%	66%
Operating expenses	8,002	-		8,002	8,784	-		8,784	(9)%	(9)%
Operating income	$ 17,971	$ 482		$ 18,453	$ 6,146	$ 976		$ 7,122	192%	159%

Selected ratios as a percentage of net sales
Gross profit	67.6%			68.8%	40.6%			43.2%
Operating expenses	20.8%			20.8%	23.9%			23.9%
Operating income	46.8%			48.0%	16.7%			19.3%

	Fiscal Year Ended
API	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 165,782	$ -		$ 165,782	$ 155,717	$ -		$ 155,717	6%	6%
Cost of sales	78,618	1,989	(a)	76,629	87,317	2,503	(a)	84,814	(10)%	(10)%
Gross profit	87,164	1,989		89,153	68,400	2,503		70,903	27%	26%
Operating expenses	31,639	-		31,639	30,581	-		30,581	3%	3%
Operating income	$ 55,525	$ 1,989		$ 57,514	$ 37,819	$ 2,503		$ 40,322	47%	43%

Selected ratios as a percentage of net sales
Gross profit	52.6%			53.8%	43.9%			45.5%
Operating expenses	19.1%			19.1%	19.6%			19.6%
Operating income	33.5%			34.7%	24.3%			25.9%

	Three Months Ended
Other	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 17,040	$ -		$ 17,040	$ 18,402	$ -		$ 18,402	(7)%	(7)%
Cost of sales	11,527	403	(a)	11,124	12,156	462	(a)	11,694	(5)%	(5)%
Gross profit	5,513	403		5,916	6,246	462		6,708	(12)%	(12)%
Operating expenses	5,348	-		5,348	6,078	-		6,078	(12)%	(12)%
Operating income	$ 165	$ 403		$ 568	$ 168	$ 462		$ 630	(2)%	(10)%

Selected ratios as a percentage of net sales
Gross profit	32.4%			34.7%	33.9%			36.5%
Operating expenses	31.4%			31.4%	33.0%			33.0%
Operating income	1.0%			3.3%	0.9%			3.4%

	Fiscal Year Ended
Other	June 30, 2012				June 25, 2011				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 73,264	$ -		$ 73,264	$ 67,308	$ -		$ 67,308	9%	9%
Cost of sales	49,031	1,688	(a)	47,343	44,952	1,758	(a)	43,194	9%	10%
Gross profit	24,233	1,688		25,921	22,356	1,758		24,114	8%	7%
Operating expenses	21,489	-		21,489	21,090	-		21,090	2%	2%
Operating income	$ 2,744	$ 1,688		$ 4,432	$ 1,266	$ 1,758		$ 3,024	117%	47%

Selected ratios as a percentage of net sales
Gross profit	33.1%			35.4%	33.2%			35.8%
Operating expenses	29.3%			29.3%	31.3%			31.3%
Operating income	3.7%			6.0%	1.9%			4.5%

(a) Deal-related amortization
(b) Restructuring charges of $1,033 related to Florida
(c) Restructuring charges of $1,674 related to Florida
(d) Restructuring charges of $8,755 related to Florida
(e) Net charge related to acquired R&D and proceeds from sale of IPR&D projects
(f) Inventory step-up of $27,179
(g) Proceeds from sale of pipeline development projects of $3,500
(h) Severance costs of $3,755

Table III
PERRIGO COMPANY
FY 2013 GUIDANCE AND FY 2012 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Fiscal 2013 Guidance
FY13 reported diluted EPS range	$4.77 - $4.97
Deal-related amortization (1)	0.53
FY13 adjusted diluted EPS range	$5.30 - $5.50

Fiscal 2012*
FY12 reported diluted EPS from continuing operations	$4.18
Deal-related amortization (1)	0.523
Charge associated with inventory step-up	0.181
Charges associated with acquisition-related and severance costs	0.062
Charges associated with restructuring	0.061
Net charge associated with acquired R&D and proceeds from sale of IPR&D projects	0.012
Earnings associated with sale of pipeline development projects	(0.026)
FY12 adjusted diluted EPS from continuing operations	$4.99

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com, or Bradley Joseph, Senior Manager, Investor Relations and Communication, +1-269-686-3373, bradley.joseph@perrigo.com